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                       INDEPENDENT ACCOUNTANTS' CONSENT
                       --------------------------------


The Board of Directors
First Sentinel Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8, relating to First Sentinel Bancorp, Inc.'s 1986 Acquisition Stock Option Plan, 1993 Acquisition Stock Option Plan and 1997 Acquisition Stock Option Plan, and the Registration Statement on Form S-8, relating to First Sentinel Bancorp, Inc.'s 1998 Stock-Based Incentive Plan, 1996 Omnibus Incentive Plan, 1992 Stock Option Plan for Outside Directors, and the 1992 Incentive Stock Option Plan, of our report dated January 25, 1999, relating to the consolidated statements of financial condition of First Sentinel Bancorp, Inc. and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference in the December 31, 1998 Annual Report on Form 10-K of First Sentinel Bancorp, Inc.

                                   /s/ KPMG LLP

                                   KPMG LLP


Short Hills, New Jersey
March 26, 1999